Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

For Tender of Shares of Common Stock

of

ZIX CORPORATION

a Texas corporation

at

$8.50 PER SHARE

Pursuant to the Offer to Purchase dated November 22, 2021

by

ZETA MERGER SUB INC.

a wholly owned subsidiary of

OPEN TEXT CORPORATION

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE AFTER 11:59 P.M., EASTERN TIME, ON DECEMBER 20, 2021, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock, par value $0.01 per share (the “Shares”), of Zix Corporation, a Texas corporation (“Zix”), are not immediately available, (ii) the procedure for book-entry transfer cannot be complied with on a timely basis or (iii) time will not permit all required documents to reach Computershare Trust Company, N.A. (the “Depositary”) prior to the Expiration Time (as defined in the Offer to Purchase (as defined below)). This Notice of Guaranteed Delivery may be delivered by hand or via email to the Depositary. See Section 3 of the Offer to Purchase (as defined below).

The Depositary for the Offer is:

By Mail: Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	By Overnight Courier: Computershare c/o Voluntary Corporate Actions 150 Royall Street, Suite V Canton, MA 02021

Via Email, for eligible institutions only: CANOTICEOFGUARANTEE@computershare.com

All questions on the Offer should be directed to the Information Agent listed in the Offer to Purchase.

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN SECTION 3 OF THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (as defined below) or an Agent’s Message (as defined in Section 3 of the Offer to Purchase) and certificates for Shares (or Book-Entry Confirmation, as defined in Section 3 of the Offer to Purchase) to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to Zeta Merger Sub Inc., a Texas corporation and a wholly owned subsidiary of Open Text Corporation, a corporation incorporated under the federal laws of Canada, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 22, 2021 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), receipt of which is hereby acknowledged, the number of Shares specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. Shares tendered by the Notice of Guaranteed Delivery will be excluded from the calculation of the Minimum Condition (as defined in the Offer to Purchase), unless such Shares and other required documents are received by the Depositary prior to the Expiration Time.

Number of Shares and Certificate No.(s): (if available)

☐ Check here if Shares will be tendered by book-entry transfer.

Name of Tendering Institution:

DTC Account Number:

Dated:

Number of Record Holders:

(Please type or print)

Address(es):
(Zip Code)

Area Code and Tel. No.:
(Daytime telephone number)

Signature(s):

Notice of Guaranteed Delivery

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution, hereby (i) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and (ii) within two NASDAQ (defined in Section 1 of the Offer to Purchase) trading days after the date hereof, (A) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates for all Shares tendered hereby, in proper form for transfer, together with a Letter of Transmittal properly completed and duly executed, with any required signature guarantees, and any other documents required by the Letter of Transmittal or (B) guarantees a Book-Entry Confirmation of all of the Shares tendered hereby into the Depositary’s account at The Depository Trust Company (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), together with a Letter of Transmittal properly completed and duly executed (or, in the case of a book-entry transfer through the Depositary Trust Company, an Agent’s Message (defined in Section 3 of the Offer to Purchase) in lieu of such Letter of Transmittal), and any other documents required by the Letter of Transmittal.

Name of Firm:

Address:

(Zip Code)

Area Code and Telephone No.:

(Authorized Signature)

Name:

(Please type or print)

Title:

Date:

NOTE:	DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.